                                February __, 2002




                                                                      Client No.
(213) 229-7000                                                     C 00610-00064


Aftermarket Technology Corp.
One Oak Hill Center, Suite 400
Westmont, IL  60559

         Re:      REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-3 (the "Registration Statement") of Aftermarket Technology Corp., a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in connection with the offering from time to time of an aggregate of up to 6,900,000 shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock"). All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statement.

         For the purpose of the opinion set forth below, we have examined and are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Common Stock, including such corporate records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. With respect to agreements and instruments executed by natural persons, we have assumed the legal competency of such persons.

         On the basis of the foregoing examination, and in reliance thereon, we are of the opinion that (subject to compliance with the pertinent provisions of the Securities Act and to compliance with such securities or "blue sky" laws of any jurisdiction as may be applicable) the Common

Aftermarket Technology Corp.
February __, 2002
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Stock has been duly authorized and, when sold in accordance with the terms of the Registration Statement, will be validly issued, fully paid and nonassessable.

         We render no opinion herein as to matters involving the laws of any jurisdiction other than the laws of the United States of America and the General Corporation Law of the State of Delaware. In rendering this opinion, we assume no obligation to revise or supplement this opinion should current laws, or the interpretations thereof, be changed.

         We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the prospectus which forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.



                                               Very truly yours,



                                               GIBSON, DUNN & CRUTCHER LLP